SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                            (Amendment No.     )


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[ ]   Soliciting Material Pursuant to [SECTION]240.14a-11(c) or
      [SECTION]240.14a-12


                           PENNICHUCK CORPORATION
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              (Name of Registrant as Specified In Its Charter)


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                  (Name of Person(s) Filing Proxy Statement
                        if other than the Registrant)

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                           PENNICHUCK CORPORATION
                               4 Water Street
                         Nashua, New Hampshire 03061

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           Friday, April 16, 1999

To the Shareholders of Pennichuck Corporation:

      Notice is hereby given that the Annual Meeting of Shareholders of Pennichuck Corporation ("Company") will be held at 3:00 p.m. on Friday, April 16, 1999, at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire for the following purposes:

      (1)    To elect three directors;
      (2) To ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 1999;
      (3) To act upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized common shares of the Company from 2,400,000 to 5,000,000; and
      (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on March 11, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your attention is directed to the attached Proxy Statement.

                                       By Order of the Board of Directors,


                                       JAMES L. SULLIVAN, JR.
                                       Secretary

Nashua, New Hampshire
March 17, 1999

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHTS TO VOTE AT THE MEETING IF THE PROXY IS REVOKED AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                         ---------------------------
                           PENNICHUCK CORPORATION
                               4 Water Street
                         Nashua, New Hampshire 03061
                         ---------------------------

                               PROXY STATEMENT
                                     for
                       ANNUAL MEETING OF SHAREHOLDERS
                                to be held on
                               April 16, 1999

                             GENERAL INFORMATION

      This Proxy Statement and the accompanying proxy are being mailed to shareholders beginning on or about March 17, 1999. They are furnished in connection with the solicitation of proxies by the Board of Directors of Pennichuck Corporation ("Company") for use at the Annual Meeting of Shareholders to be held on Friday, April 16, 1999, and at any adjournment or adjournments thereof. Holders of the Company's common stock are entitled to one vote for each share held of record at the close of business on March 11,1999. Shareholders are not entitled to cumulate their votes. On March 11, 1999, [1,720,807] shares of common stock of the Company were issued and outstanding, all of which were entitled to vote, and [3,696] shares were held as treasury stock.

      A copy of the Annual Report to Shareholders for the year ended December 31, 1998 accompanies this Proxy Statement.

                              VOTING PROCEDURES

      If the accompanying proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with any choice specified. Where no choice is specified, executed proxies will be voted: (1) FOR the election of the three nominees as directors of the Company; (2) FOR the ratification of the appointment of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 1999; and (3) FOR approval of the proposal to amend the Company's Articles of Incorporation to increase the number of authorized common shares from 2,400,000 to 5,000,000. If any matters not specified in this Proxy Statement are properly brought before the Annual Meeting, the shares represented by executed proxies will be voted at the discretion of the proxy holders. As of the date hereof, management is not aware of any other matters to be voted upon.

      Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering a duly executed written notice of revocation to the Secretary of the Company at the above address, by executing and delivering to the Secretary another duly executed proxy dated as of a later date, or by voting in person at the Annual Meeting.

      In addition to the solicitation of proxies by mail, the directors, officers and regular employees of the Company may also solicit proxies personally or by telephone or other means. None of such directors, officers and employees will receive any compensation for such solicitation activities beyond their usual compensation. All costs of soliciting proxies, including reimbursement of certain brokers, fiduciaries and nominees for their expenses in obtaining voting instructions from beneficial owners, will be borne by the Company.

      The Company's Bylaws require that the holders of a majority of all shares of common stock outstanding and entitled to vote at a meeting be present in person or by proxy at a meeting of shareholders in order to constitute a quorum for the transaction of business. When a quorum is present, the Bylaws of the Company also require the affirmative vote of a majority of the shares of the Company's common stock present in person or by proxy, and voting, at the meeting in order to elect directors and to ratify the appointment of Arthur Andersen LLP. When a quorum is present, the Company's Articles of Incorporation require the affirmative vote of a majority of the shares of the Company's common stock entitled to vote at the Annual Meeting in order to adopt the proposed amendment to the Company's Articles of Incorporation. An abstention from voting on a particular matter, or, where a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, will have the same effect as a vote withheld on the election of directors or as a vote against another matter submitted to the shareholders for vote, as the case may be.

                             GENERAL DISCLOSURES

Security Ownership of Certain Beneficial Owners

      To the best knowledge of the Company, there were no person(s) or group of persons, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who beneficially owned more than 5% of the Company's outstanding common stock as of February 27, 1999.

Security Ownership of Management

      To the best knowledge of the Company, the following table sets forth information as of February 27, 1999 with respect to the shares of the Company's common stock beneficially owned by each nominee and director, and by all nominees, directors and officers as a group:

                                         Amount and         % of Common
                                          Nature of          Stock Out-
                                         Beneficial         standing (if
      Name of Beneficial Owner         Ownership(1)(3)    more than 1%)(2)
      ------------------------         ---------------    ----------------

      Maurice L. Arel (3)(5)               30,159              [1.7]%
      Joseph A. Bellavance (3)(4)           9,912                 -
      Charles E. Clough                    16,332                 -
      Stephen J. Densberger (3)(5)         12,180                 -
      Robert P. Keller                      1,168                 -
      John R. Kreick                          155                 -
      Hannah M. McCarthy                      150                 -
      Martha E. O'Neill(6)                 17,026              [1.0]%
      Charles J. Staab(3)(5)               10,830                 -

      All directors and
      officers as a group
      (12 persons) (3)(5)                 111,662              [6.4]%

--------------------

<F1>  Shares beneficially owned means shares over which a person exercises sole or shared voting or investment power or shares of which a person has the right to acquire beneficial ownership within 60 days of February 27, 1999. Unless otherwise noted, the individuals and group above have sole voting and investment power with respect to shares beneficially owned.

<F2>  Calculation of percentages is based upon a total of [1,754,575]
      shares, which total includes shares outstanding and entitled to vote of [1,720,807], plus 33,768 shares which have not been issued but which may be issued within 60 days of February 27, 1999 if persons having rights to exercise stock options within such period exercise such rights.

<F3>  The individuals and group noted above have sole voting and investment power with respect to shares beneficially owned, except as stated in notes (4) through (6) below and except that voting and investment power is shared as follows: Mr. Arel - 3,761 shares, Mr. Bellavance - 4,179 shares, Mr. Densberger - 1,905 shares, Mr. Kreick - 155 shares, Mr. Staab - 3,030 shares, and non-director officers as a group - 1,513 shares.

<F4>  Mr. Bellavance disclaims beneficial ownership of 1,483 of these shares.

<F5>  Includes shares subject to unexercised stock options previously granted which officers have a right to acquire within 60 days of February 27, 1999. Mr. Arel holds options to acquire 11,000 shares, Mr. Densberger holds options to acquire 6,750 shares, Mr. Staab holds options to acquire 6,300 shares and the officers of the Company as a group hold options to acquire a total of 9,718 shares within 60 days of February 27, 1999.

<F6>  Includes 8,217 shares owned by the Charles H. Nutt Surgical Hospital
      Trust, of which Ms. O'Neill is a trustee. Ms. O'Neill shares voting and investment power with the other Trustees over these shares. Ms. O'Neill disclaims beneficial ownership of these shares.

                            ELECTION OF DIRECTORS

General

      The Company's Board of Directors consists of nine members. The Articles of Incorporation classify the directors into three classes, each serving for three years, with one class being elected each year. The Board has nominated Stephen J. Densberger, Hannah M. McCarthy and Charles J. Staab, all incumbent directors, for re-election to three-year terms expiring at the Annual Meeting of Shareholders in 2002.

      The Board of Directors recommends a vote FOR the election of the three nominees as directors of the Company.

Information as to Nominees and Continuing Directors

      Unless otherwise directed in the proxy, each proxy executed and returned by a shareholder will be voted FOR the election of the three nominees. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. All nominees have indicated to the Company their willingness to be nominated as directors and to serve as directors if elected. At this time, the Board of Directors knows of no reason why any of the nominees listed below would not be able to serve as a director if elected.

      The following table sets forth information concerning the three persons nominated to serve on the Board of Directors and concerning the other directors continuing in office beyond the Annual Meeting.

                                                                      Other
                                    Director     Year Present       Position
                                   of Company     Term Will           With
Nominees (1)                Age       Since         Expire           Company
------------                ---    ----------    ------------       --------

Stephen J. Densberger       48        1986           1999        Executive
                                                                 Vice President
Hannah M. McCarthy          52        1994           1999             ---

Charles J. Staab            49        1986           1999        Vice President,
                                                                 Treasurer and
                                                                 Chief Financial
                                                                 Officer

Continuing Directors (1)
------------------------

Maurice L. Arel             61        1984           2000        President and
                                                                 Chief Executive
                                                                 Officer
Joseph A. Bellavance        59        1983           2000             ---

Robert P. Keller            61        1983           2000             ---

Charles E. Clough           68        1968           2001

John R. Kreick              54        1998           2001             ---

Martha E. O'Neill           41        1998           2001             ---

--------------------

<F1>  Except for Messrs. Densberger and Staab, all directors are also directors of the Company's wholly-owned subsidiaries, Pennichuck Water Works, Inc. and The Southwood Corporation. Mr. Densberger is a director of Pennichuck Water Works, Inc. Messrs. Arel, Densberger and Staab are also directors and officers of the Company's other wholly-owned subsidiaries, Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc.

      The business experience of each of the above nominees, continuing directors and of the executive officers of the Company during the last five years, and certain other pertinent information, is as follows:

      Maurice L. Arel - Mr. Arel has served as President, Chief Executive Officer and a director of the Company since October 1984. Mr. Arel also serves as President, Chief Executive Officer and a director of the Company's subsidiaries, Pennichuck Water Works, Inc., The Southwood Corporation and Pennichuck Water Service Corporation. He is Chairman and a director of Pittsfield Aqueduct Company, Inc and Pennichuck East Utility, Inc.. He is the former Mayor of the City of Nashua, having served from 1977 to 1984. He received his Bachelor of Arts degree in Chemistry from St. Anselm College and his Master of Science degree in Physical Chemistry from St. John's University. He is a Commissioner of the Nashua Police Department, a director of Fleet Bank - NH and Blue Cross/Blue Shield of New Hampshire, a Trustee of St. Anselm College of Manchester, New Hampshire and a member of the Board of Trustees of the Public Library of Nashua. He serves as a member of the National Drinking Water Advisory Council to the Administrator of the federal Environmental Protection Agency. He is a member of the National Association of Water Companies, the American Chemical Society, the American Water Works Association and the New England Water Works Association.

      Joseph A. Bellavance - Mr. Bellavance is President and General Manager of Bellavance Beverage Company, Inc. and President of Bellavance Realty Corporation, both of Nashua. He received his Bachelor of Science degree in Business Administration from the University of New Hampshire. He is a director of the New Hampshire Wholesale Beverage Association, "New Hampshire The Beautiful," and a member of the American Legion and the Nashua Rotary Club.

      Charles E. Clough - Mr. Clough is currently President of Freedom Partners, LLC. He holds a Master of Business Administration degree from the Amos Tuck School of Business and was affiliated with Nashua Corporation from 1957 until 1995. Mr. Clough also serves as a director of Hitchiner Manufacturing Company, Inc. of Milford, New Hampshire.

      Stephen J. Densberger - Mr. Densberger is Executive Vice President of the Company and has been affiliated with the Company since 1974. Mr. Densberger was the Treasurer of the Company from 1978 to 1983. He holds a Master of Business Administration degree from the Whittemore School of Business and Economics of the University of New Hampshire. He is past President of the New Hampshire Water Works Association, past President of the New England Water Works Association, and is a member of the City of Nashua Board of Aldermen. Mr. Densberger also serves as Executive Vice President of Pennichuck Water Works, Inc. and as Vice President of The Southwood Corporation and Pennichuck Water Service Corporation. He is a director and President of Pittsfield Aqueduct Company, Inc. and of Pennichuck East Utility, Inc. and a director of Pennichuck Water Service Corporation.

      Robert P. Keller - Mr. Keller is a Certified Public Accountant. From April 27, 1990 until October 10, 1991 he served as President and Chief Executive Officer of Dartmouth Bank of Manchester, New Hampshire and from October 10, 1991 until June 6, 1994, as President and Chief Executive Officer of New Dartmouth Bank, also of Manchester, New Hampshire. From August 22, 1994 until March 15, 1995, he served as President and Chief Executive Officer of Independent Bancorp of Arizona, Inc. of Phoenix, Arizona and Chairman and Chief Executive Officer of Caliber Bank, also of Phoenix, Arizona. Since June 1995, he has served as President and Chief Executive Officer of Dartmouth Capital Group, Inc., and since September 30, 1995, as President and Chief Executive Officer of Eldorado Bancshares, Inc. and Chairman, President and Chief Executive Officer of Eldorado Bank of Laguna Hills, California. He is also a director of White Mountains Holdings, Inc. and Haverford Industries, Inc.

      John R. Kreick - Dr. Kreick served as President of Sanders Associates and as a vice president of the Lockheed Martin Corporation from January 1988 until March 1998. Dr. Kreick received his Bachelor of Science degree in physics from the University of Michigan in 1965. As a Rackman graduate fellow, he worked at University's Space Physics Research Laboratory and received his Masters of Science degree in physics in 1966. He received his Ph.D. in theoretical physics from the University of Michigan in 1969 and he holds eight patents in infrared and electro-optical technology. Dr. Kreick is a member of the National Research Council's Commission of Physical Sciences, Mathematics and Applications; a trustee of Rivier College; a member of the board of directors of the New England Council; and has served on numerous Department of Defense panels and committees. In 1993, Dr. Kreick received the Electronic Warfare Association's highest award - the Gold Medal of Electronic Warfare and is a recipient of Aviation Week magazine's Aerospace Laurels Award for his long-term contributions to electronic warfare.

      Hannah M. McCarthy - Ms. McCarthy is President of Daniel Webster College in Nashua, New Hampshire, a position which she has held since June, 1980. She earned her BA at Simmons College, and has done graduate work at Rivier College and New Hampshire College. Ms. McCarthy serves as a director of the New Hampshire College and University Council and the Boys & Girls Club of Nashua.

      Martha E. O'Neill - Ms. O'Neill has been practicing as an attorney with the law firm of Clancy & O'Neill, P. A. in Nashua since 1982. She is a graduate of Wellesley College and Georgetown University Law Center. Ms. O'Neill serves on the Rivier College Board of Trustees, Rivier College Paralegal Department Advisory Board, Mary A. Sweeney Home Board of Trustees, Charles H. Nutt Surgical Hospital Board and the Boys & Girls Club of Greater Nashua, Inc. Charitable Foundation Board of Trustees.

      Charles J. Staab - Mr. Staab is Vice President, Treasurer and Chief Financial Officer of the Company and has been Treasurer since 1983. He holds a Master of Business Administration degree from Rivier College, and is a Certified Public Accountant. He is a member of the Finance Committee of the National Association of Water Companies, a member of the Board of Directors of the Nashua YMCA and the Nashua Center for Economic Development. He is a past director of the Nashua Children's Association and the United Way of Greater Nashua, and former President of the Northern New England chapter of the Financial Executives Institute. Mr. Staab also serves as Vice President and Treasurer of Pennichuck Water Works, Inc. and The Southwood Corporation. He is Treasurer and a director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc.

      Bonalyn J. Hartley - Ms. Hartley has been with the Company since 1979 and was elected Vice President-Controller of the Company, Pennichuck Water Works, Inc. and The Southwood Corporation in 1991. She is also Controller and a director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. She is a graduate of Rivier College with a Bachelor of Science Degree in Business Management. Ms. Hartley serves as a Trustee of the Southern New Hampshire Regional Medical Center and as a director of the Rivier College Alumni Association. She is also a director of the New England Chapter of the National Association of Water Companies and a member of the New England Water Works Association. Ms. Hartley is 54 years old.

      Donald L. Ware - Mr. Ware is Vice President of Engineering for the Company. He joined the Company in April 1995 and also serves as the Vice President of Engineering for Pennichuck Water Works, Inc. and The Southwood Corporation. He is also a Vice President and director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. Prior to joining the Company, Mr. Ware was the general manager of the Augusta Water District in Augusta, Maine. He holds a Bachelor of Science degree in Civil Engineering from Bucknell University and is a licensed professional engineer in New Hampshire, Massachusetts and Maine. Mr. Ware is 41 years old.

      During the year ended December 31, 1998, the Board of Directors of the Company held 7 meetings. The Board of Directors has established an Audit Committee, a Compensation and Benefits Committee and a Nominating Committee. These committees served the specific functions, and held the number of meetings, as described below. Each director nominee and continuing director attended 75% or more of the total of the number of meetings of the Board of Directors and the number of meetings of all committees of the Board on which he or she served.

Audit Committee

      The Audit Committee, presently comprised of Messrs. Keller and Bellavance and Ms. McCarthy, met twice in 1998. The Audit Committee is required to recommend an independent firm to serve as the Company's auditors and to review with such firm the scope of its audit and its findings with respect thereto.

Compensation and Benefits Committee

      The Compensation and Benefits Committee, comprised of Messrs. Clough, Keller and Kreick met twice during 1998. The Compensation and Benefits Committee is charged generally (i) to establish compensation for employees of the Company, (ii) to monitor the operation of the Company's qualified noncontributory, defined benefit pension plan and the Company's Savings Plan for Employees and the performance of the trustee and administrator of these Plans, and to recommend changes to the Board, as and when appropriate, and
(iii) to administer the Company's 1985 and 1995 Stock Option Plans.

Nominating Committee

      The Nominating Committee, comprised of Mr. Bellavance, Ms. McCarthy and Ms. O'Neill met once during 1998. The Nominating Committee is charged generally with recommending for nomination to the Board of Directors, and as officers of the Company, those available individuals who are best qualified to serve in such capacities. The Nominating Committee will consider recommending names submitted by shareholders for nomination as Directors provided that such names are delivered to the Secretary of the Company by December 15 preceding the annual meeting at which such nominations will be acted upon.

Compensation of Directors

      The Directors of the Company currently receive a fee of $6,000 annually and $600 for each Board and committee meeting they attend. Each Committee Chairman also receives an additional $1,500 annually. Directors who are also salaried employees of the Company do not receive any separate compensation for services as a Director of the Company or of its subsidiaries.

                     SECTION 16(a) BENEFICIAL OWNERSHIP
                            REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and beneficial owners of more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission ("SEC"). Generally, these persons must file such reports at the time they first become subject to Section 16(a) reporting, and thereafter on a monthly basis following a change in ownership, if any. Officers, directors and such greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. The Company is required by SEC regulation to identify in its proxy statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations from each of such persons that no other reports were required, the Company believes that during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except Ms. Hartley and Mr. Ware, each of whom did not file a Form 4 with respect to the exercise of certain stock options during 1998. However, each such person reported this transaction on a Form 5 report filed on February 5, 1999.


      PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
      TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

      The authorized capital stock of the Company as of February 27, 1999 consisted of 2,400,000 shares of common stock, par value $1.00 per share, of which [1,720,807] shares were outstanding; and (i) 15,000 shares of preferred stock, par value $100.00 per share, none of which is outstanding, and (ii) 100,000 shares of preferred stock, no par value, none of which has been issued. Accordingly, the Company has available for issuance only [679,193] authorized but unissued shares of common stock, of which [40,238] shares have been reserved for issuance under the Company's 1995 Stock Option Plan and [119,336] shares have been reserved for issuance under the Company's Dividend Reinvestment and Common Stock Purchase Plan. This leaves only [519,619] shares of common stock available for other purposes.

      The Board of Directors of the Company has adopted a resolution setting forth a proposed amendment to Article IV of the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 2,400,000 shares to 5,000,000 shares, at the same par value of $1.00 per share, and further providing that the amendment be submitted to a vote of the Company's shareholders. The additional shares of common stock for which such authorization is sought would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

      The Amendment would delete the first sentence of Article IV of the Articles of Incorporation and substitute in place thereof the following:

      Except as provided in Article VII, the aggregate number of shares of capital stock which the corporation shall have authority to issue is:
      Five Million (5,000,000) shares of common stock, having par value of One Dollar ($1.00) per share, and Fifteen Thousand (15,000) shares of preferred stock, have par value of One Hundred Dollars ($100.00) per share. [no change to the remainder of the Article]

      The Company has no present plans or understandings with respect to issuing the uncommitted authorized shares of common stock. Such shares will be available for issuance from time to time to such persons and for such consideration as the Board of Directors of the Company may determine. Such issuance may be made without shareholder approval except as otherwise required by applicable law. The additional shares of common stock proposed to be authorized, together with shares presently authorized but unissued, will be available for issuance to the Company's shareholders in connection with stock dividends and stock splits, for issuance in transactions to support further asset growth, and to finance acquisitions as and when opportunities for such acquisitions may arise.

      The proposed amendment to the Articles of Incorporation is not being submitted to the shareholders with any object in mind of creating voting impediments for, or otherwise hindering, persons seeking to gain control of the Company. This Amendment is not being presented in response to any effort to accumulate the Company's shares or to obtain control of the Company. Nevertheless, the amendment, if adopted, could be used to thwart a hostile takeover attempt of the Company. Having a substantial number of shares of common stock available for issuance could be used by the Company's established Board of Directors to facilitate placement of a block of stock in the hands of parties sympathetic to management and opposed to any attempt to gain control of the Company. No such private placement in friendly hands is contemplated or foreseen by the Company. The additional shares could also be used to dilute the stock ownership of persons seeking to gain control of the Company, as by issuing shares in a defensive acquisition. However, the Company does not anticipate making acquisitions with a view to fending off takeover attempts, or for any purpose other than strengthening the enterprise and benefiting all its shareholders. The Articles of Incorporation and/or Bylaws of the Company already contain provisions that may be viewed as having the effect of impeding efforts to acquire control of the Company. The following is an itemization of these measures.

* The Board of Directors has the existing authority to issue up to 100,000 shares of preferred stock upon terms, including terms relating to voting rights, as may be determined by the Board of Directors.

* The so-called "fair price" provisions of the Company's Articles of Incorporation which, in general: (a) require approval by the holders of two-thirds of the shares entitled to vote in order for the Company to enter into certain business combinations with a holder of more than 10% of the shares entitled to vote (an "Interested Shareholder") unless (i) certain minimum price and procedural requirements are met; or (ii) the transaction is approved by at least a majority of the Board of Directors who are unaffiliated with the Interested Shareholder and were Directors before the Interested Shareholder became an Interested Shareholder; and (b) require that the shareholder vote required to amend or repeal the fair price provisions, or to adopt any provision inconsistent therewith, shall be two-thirds of the shares entitled to vote.

* Classification of the Board of Directors into three classes serving staggered three-year terms, with approximately one-third of the Board being elected each year. The classification of directors has the effect of making it more difficult for shareholders to change the composition of the Board in a relatively short period of time, thus providing the Board with additional time to evaluate proposed takeover efforts and to consider alternatives to such proposals in the best interests of the shareholders.

* Removal of a Director or Directors only if the removal is approved by a vote of two-thirds of the shares entitled to vote.

* Fixing the size of the Board of Directors at not less than three and no more than thirteen, with the exact number of Directors to be determined from time to time by the Board.

* Providing that vacancies on the Board of Directors, including vacancies created by an increase in the number of directorships, shall be filled only by majority vote of the remaining Directors then in office with Directors elected to fill a vacancy to serve for the remainder of the full term of his predecessor in office and Directors elected by reason of an increase in the number of directors to serve until the next annual meeting of shareholders.

* Requiring vote of two-thirds of the shares entitled to vote in order to amend or repeal the above provisions, or to amend or repeal Bylaw changes made by the Board of Directors.

      The Board of Directors does not consider the proposal to increase the number of authorized common shares of the Company to be an anti-takeover measure. However, while the object of the proposed amendment to the Articles of Incorporation is not to avert a takeover, the new shares of common stock could be used for such purpose as discussed above.

      The Board of Directors of the Company recommends a vote FOR the proposal to amend Article IV of its Articles of Incorporation to increase the number of authorized shares of common stock from 2,400,00 shares to 5,000,000 shares of common stock, par value $1.00 per share. The affirmative vote of a majority of shares entitled to vote is necessary to adopt this proposal to amend the Articles of Incorporation.


EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

Executive Officers

      The following table sets forth information for the fiscal years ended December 31, 1998, 1997 and 1996 concerning the compensation paid to the Chief Executive Officer and the other highest paid executive officers ("Named Executive Officers") for services performed in all capacities; no other executive officer of the Company received total cash compensation in excess of $100,000 during the fiscal year ended December 31, 1998.


                                                                           Securities
Name and Principal    Fiscal Year                                          Underlying    All Other
Position              End Dec 31     Salary    Bonus (1)      Other (2)    Options       Compensation (3)
--------              ----------     ------    ---------      ---------    ----------    ----------------

Maurice L. Arel,
President and Chief
Executive Officer        1998       $159,327    $50,000          -0-          2,000          $42,293
                         1997       $143,125    $37,512          -0-          1,500          $38,862
                         1996       $133,005    $33,551          -0-          1,500          $36,902

Stephen J.
Densberger,
Executive Vice
President                1998       $100,983    $19,285          -0-          1,500          $5,746
                         1997       $ 90,742    $15,503          -0-            750          $3,966
                         1996       $ 87,050    $14,360          -0-            750          $3,314

Charles J. Staab,
Vice President,
Treasurer and Chief
Financial Officer        1998       $ 89,031    $14,384          -0-          1,500          $3,943
                         1996       $ 75,537    $10,626          -0-            750          $2,900
                         1997       $ 78,743    $11,473          -0-            750          $2,855

--------------------

<F1>  Bonus awards for services rendered during such year and paid in the following year.

<F2>  No information is given with respect to other compensation paid to or distributed in kind where such compensation did not exceed the lesser of $50,000 or 10% of the total reported salary and bonus.

<F3>  For the fiscal years ended December 31, 1998, 1997 and 1996, respectively, for Mr. Arel includes (i) the cost to the Company for the purchase of a term life insurance policy ($6,308, $3,041and $2,102), (ii) Company contributions to the elective Savings Plan for Employees of Pennichuck Corporation ($5,264, $5,300, $4,530) and (iii) Company contributions to insurance premium paid with respect to Insurance Funded Deferred Compensation Agreement ($30,721, $30,521 and $30,270). For fiscal years ended December 31, 1998, 1997 and 1996, respectively, for Mr. Densberger includes (i) the cost to the Company for the purchase of a term life insurance policy ($1,786, $813 and $477) and (ii) Company contributions to the elective Savings Plan for Employees of Pennichuck Corporation ($3,960, $3,153 and $2,837). For fiscal years ended December 31, 1998, 1997 and 1996, respectively, for Mr. Staab includes (i) the cost to the Company for the purchase of a term life insurance policy ($928, $538 and $425) and (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($3,015, $2,362 and $2,430).


Stock Option Grants During the Fiscal Year Ended December 31, 1998

      The following table sets forth information concerning the grant of stock options to acquire shares of the Company's common stock under the 1995 Stock Option Plan to the Chief Executive Officer and the Named Executive Officers during the fiscal year ended December 31, 1998.

                                           Individual Grants (1)
                           Number of
                          Securities          Percent of Total
                          Underlying         Options Granted to         Exercise      Expiration
Name                    Options Granted   Employees in Fiscal Year   Price($/Share)      Date
----                    ---------------   ------------------------   --------------   ----------

Maurice L. Arel              3,000                  27%                  $12.67       Jan 9, 2008

Stephen J. Densberger        1,500                  14%                  $12.67       Jan 9, 2008

Charles J. Staab             1,500                  14%                  $12.67       Jan 9, 2008

--------------------

<F1>  The exercise price of the options granted is equal to the fair market value of the Company's common stock on the date of grant. The options are exercisable on the date of the grant and expire ten years thereafter.


Stock Option Exercises and Fiscal Year End Values

      The following table sets forth information concerning the exercise of stock options by the Chief Executive Officer and the Named Executive Officers during the fiscal year ended December 31, 1998, and the number and value of unexercised options held by those officers at fiscal year end. The value realized on the shares acquired on exercise is the difference between the exercise price and the fair market value on the date of exercise. The value of unexercised, in-the-money options at December 31, 1998, is the difference between its exercise price and the fair market value of the underlying stock on such date. These values have not been, and may never be, realized. The underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of Company common stock on the date of exercise.

                                                                               Value of Unexercised In-the-
                                                 Number of Unexercised         Money Options at Fiscal Year
                        Shares                   Options at Fiscal Year End    End (1)
                        Acquired      Value      ---------------------------   ----------------------------
Name                    On Exercise   Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
----                    -----------   --------   -----------   -------------   -----------   -------------

Maurice L. Arel             750        $3,253      12,000           -0-         $129,495          -0-

Stephen J. Densberger       900        $3,906       7,500           -0-         $ 82,374          -0-

Charles J. Staab            900        $3,906       6,300           -0-         $ 68,273          -0-

--------------------

<F1>  The closing price of the Company's common stock as reported on the
      Nasdaq National Market System on December 31, 1998 was $21.75 per share and is used in calculating the value of unexercised options.

                  RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      The Board of Directors, as recommended by its Audit Committee, has appointed Arthur Andersen LLP as the independent accountants for the Company for the fiscal year ending December 31, 1999, subject to ratification of the shareholders. The Board of Directors recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as independent accountants for the Company to audit the books and accounts of the Company for the fiscal year ending December 31, 1999. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment. Representatives of Arthur Andersen LLP will be in attendance at the Annual Meeting and will have the opportunity to make a statement, should they desire to do so, and are expected to be available to respond to questions.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Maurice L. Arel, the Company's President and Chief Executive Officer, is a director of Fleet Bank-NH. The Company has available a $4.5 million unsecured line of credit facility with Fleet Bank-NH at interest rates tied to the Bank's cost of funds; at the end of 1998, no amounts were outstanding under that credit facility. The Company also has two term notes totaling $6 million with Fleet Bank - NH at December 31, 1998. The Company maintains its primary depository and disbursing accounts with Fleet Bank-NH.

                           SHAREHOLDERS' PROPOSALS

      Shareholders who desire to present proposals for consideration by the Company's shareholders at the next Annual Meeting of Shareholders, which will be held on or about April 14, 2000, will be required to advise the Company in writing of the proposal on or prior to December 1, 1999.

                                OTHER MATTERS

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than those items set forth in the Proxy Statement. The enclosed proxy confers upon each person entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with his or her best judgment with respect to any other matters which may properly be presented for action at the meeting.



                                    PROXY
                           PENNICHUCK CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of Pennichuck Corporation ("Company") hereby appoints Robert P. Keller and Charles E. Clough, and each of them, with full power of substitution in each, as proxies for the undersigned to vote, as designated below, all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 p.m. on Friday, April 16, 1999 at the Nashua Marriot Hotel, 2200 Southwood Drive, Nashua, New Hampshire, or any adjournments thereof.

      This proxy when properly executed will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company at 4 Water Street, Nashua, New Hampshire, either a written revocation of the proxy or a duly executed substitute bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

      If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

SEE REVERSE                                                  SEE REVERSE
   SIDE              CONTINUED AND TO BE SIGNED               SIDE
                      ON THE REVERSE SIDE

The Board of Directors Recommends a vote "FOR" Proposals 1, 2 and 3.

1.    Election of Directors.

      Nominees:  Stephen J. Densberger, Hannah M. McCarthy and Charles J.
      Staab

                         [ ]  FOR        [ ]WITHHELD

[ ]
                   For all nominees except as noted above

2. Proposal to ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 1999.

          [ ]  FOR        [ ]  AGAINST       [ ]  ABSTAIN

3. Proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized common shares from 2,400,000 to 5,000,000.

          [ ]  FOR         [ ]  AGAINST       [ ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

IMPORTANT: THIS IS YOUR PROXY. Please date, sign and return this proxy promptly in the enclosed envelope.

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


Signature:_____________________        Date:________________


Signature:_____________________        Date:________________